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                                                                   EXHIBIT 10.17

                               PROGRAM AGREEMENT

THIS PROGRAM AGREEMENT ("Agreement") is dated as of ___________, 1999 by and between GENERAL ELECTRIC COMPANY, acting through GE HEALTHCARE FINANCIAL SERVICES ("GE"), a New York corporation, with an address at Suite 300, 20225 Watertower Boulevard., Brookfield, WI 53045, and OMNICELL TECHNOLOGIES, INC. ("OMNICELL"), a California corporation, with its principal place of business and address at 1101 East Meadow Drive, Palo Alto, CA 94303, together with their respective permitted successors and assigns.

OMNICELL and GE are entering into this Agreement with the principal objective of providing a customer financing capability to support (i) the leasing of equipment ("Equipment"), and (ii) the licensing of software products related to the Equipment ("Software"), in each case manufactured or distributed by OMNICELL in the United States (the "Program"). The Equipment and the license of Software (if any) are hereinafter referred to as a "System".

NOW THEREFORE, in consideration of the above premises and of the representations, warranties and agreements contained herein, the parties hereby agree as follows:

     1.   DEFINITIONS.

     a. "Agreement" means this Program Agreement and any riders, addenda, exhibits and written amendments hereto.

     b. "Application" means an application (including credit and financial information concerning the Customer) and related documents required by GE in accordance with this Agreement to initiate its consideration of a proposed Transaction.

     c. "Customer" means a customer of OMNICELL who is an obligor under a Transaction or a guarantor of such Customer (other than OMNICELL).

     d. "Default by GE" means a material breach by GE of any term or condition of this Agreement or material breach of any agreement by which GE is bound in connection with a Transaction.

     e. "Default by OMNICELL" means (i) a material breach by OMNICELL of any term or condition of this Agreement; or (ii) a material default of any agreement by which OMNICELL is bound in connection with a Transaction which leads to a Customer's failure to pay GE, and such failure to pay has a reasonable opportunity of being adjudicated as a justifiable non-payment because of OMNICELL's breach, or (iii) a material default under any guaranty by OMNICELL hereunder.

     f. "Event of Cancellation" means (i) a Material Adverse Change of OMNICELL since the date of this Agreement or of a Customer since the date of the related Application, or (ii) the occurrence of an event which causes a representation made by OMNICELL or a Customer in connection with a Transaction to be false in any material respect when made, or (iii) a Default by OMNICELL, or (iv) notification by such Customer to OMNICELL or to GE of its intent to cancel all or any part of such Transaction or to refuse to accept any part of the related System.

     g. "Final Document Package" means such properly completed and duly executed lease documentation, including a copy of the Master Rental Agreement, a copy of the Master Service Agreement, Supplement(s) to Rental Agreement, Supplement(s) to Service Agreement, UCCs, a purchase order from Customer or a mutually agreeable Customer billing reference number, a Certificate of Acceptance from the Customer, a Bill of Sale (as shown on Exhibit "F") and a Master Assignment Letter (as shown on Exhibit "D") as GE shall require in accordance with its standard procedures in order to finalize a Transaction and to pay the Purchase Price of the System to OMNICELL.

     h. "Lease" means a Master Rental Agreement, Schedule(s), and if applicable, a Master Service Agreement between OMNICELL and a Customer, which have subsequently been assigned to GE, for a specified term during which GE shall be the owner of the relevant Equipment (not the Software) and the Customer shall be allowed the use of such Equipment and related Software.

     i. "Material Adverse Change" means (i) a change with respect to OMNICELL or GE from the date of this Agreement that is materially adverse to
          (a) the financial condition of OMNICELL or (b) the financial condition of GE, or (ii) as to OMNICELL or GE, its insolvency, inability to pay debts as they mature, failure to operate as a going concern, filing by it under Title 11 of the United States

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          Code or any successor or similar federal or state statute, assignment for the benefit of creditors, appointment of a receiver, dissolution.

     j. "Net Book Value" means the total of the following amounts due or to become due under a Transaction: (i) all accrued and unpaid sums due under the Transaction as of the date of default thereunder; plus (ii) the remaining payments due during the remainder of the term of the Transaction, with each such payment discounted to its present value from the due date thereof to the date of the default under such Transaction at the applicable Standard Rate; plus (iii) all accrued or unpaid property taxes due under the Transaction.

     k. "Purchase Price" means the amount funded by GE to OMNICELL based on the discounted rental payments of the Lease and, if applicable, the Service Agreement.

     l. "Remarketing Period" means a period of ninety (90) days (or such other period as the parties may agree upon in writing for a specific System) which shall commence upon the date that GE approves the applicable Out-Of-Pocket Costs (as defined herein) estimated by OMNICELL with respect to such System.

     m. "Remarketing Proceeds" means the proceeds of the remarketing of a System, minus any applicable sales taxes.

     n. "Standard Rates" means the lease discount rate applicable to Transactions as further described in Section 8.

     o. "Termination Event" means a Default by GE or a Default by OMNICELL or a Material Adverse Change of GE or OMNICELL.

     p. "Transaction" means the lease of a System by GE in the form of a Lease or other product offered under the Program.

     q. "Transaction Default Amount" means: (i) the Net Book Value of the defaulted Transaction; plus (ii) all reasonable out-of-pocket expenses (including actual attorneys' fees, if any) incurred by GE with respect to such Transaction prior to GE's receipt of the Transaction Default Amount.

     2. ORIGINATING TRANSACTIONS. OMNICELL agrees that during the term of this Agreement, OMNICELL will offer to its Customers GE as OMNICELL's financing partner; provided that nothing contained herein shall require OMNICELL to offer financing options through GE to any prospective customer who has requested that another company finance its acquisition of a System or who has not requested financing or impair OMNICELL's ability to seek third party financing for any prospective customer whose Application has been declined by GE or for which GE requires credit support from OMNICELL nor will it require OMNICELL to propose GE as a funding source in Transactions where the Customer is not a hospital. GE will be given first right of refusal on all new Transactions where the Customer is a hospital and has a Customer Credit Rating Category of "A". In cases where the hospital is adding to an existing Lease, OMNICELL reserves the right to place that Schedule with the original financing company.

     3. DOCUMENTATION. OMNICELL will provide its sales representatives with OMNICELL's leasing or financing documentation, in a standard form approved to by GE, prepared by OMNICELL, suitable for the markets he or she serves. The approved documentation for the Master Rental Agreement and Master Service Agreement are attached to this Agreement as Exhibit "C". Notwithstanding the foregoing, OMNICELL may use other forms for Premier, UHC and GPO and may amend any approved documentation, with GE's consent. OMNICELL will prepare Uniform Commercial Code Financing Statements for each Transaction and ensure they are signed and filed with the proper authorities in a manner which ensures that GE obtains a perfected security interest. OMNICELL will also be responsible for completing the Uniform Commercial Code Financing Statement assigning the financing statements naming OMNICELL as secured party to GE upon receipt of the Purchase Price from GE. OMNICELL shall be responsible for any loss to GE arising from Uniform Commercial Code Financing Statements which are not filed in accordance herewith.

     4. REVIEW. OMNICELL will, prior to document preparation, provide the name, address and Taxpayer Identification Number of the prospective Customer to GE. GE will attempt to complete its review based upon publicly available information. If insufficient information is publicly available, in the reasonable determination of GE, then GE may request that OMNICELL obtain additional reasonable credit information directly from the Customer and will notify OMNICELL within two (2) business days of its receipt of the name, address and Taxpayer ID number of the prospective Customer if such additional information is needed. To the extent they may legally do so, OMNICELL representatives will assist in providing any credit information regarding a prospective

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Customer which is reasonably requested by GE. Upon receipt thereof, GE will review and either approve or reject the Customer, at GE's sole discretion, and will notify OMNICELL of its determination and of the customer credit rating category (as shown on Exhibit "E"), if applicable, to which it has assigned the prospective Customer. It is anticipated that seventy-five percent (75%) of Customer Credit Rating Category, as a proportion of total dollar volume, will be classified as "A" or "B". Should the actual percentage fall below this percentage, then the Relationship Managers will meet to discuss changes to this Agreement they deem necessary to achieve this target. GE will complete its review (i) within three (3) business days after receipt of all information required to complete such review where the Transaction size is under $250,000; within five (5) business days in the case of any Transaction where the Transaction size is between $250,000 and $2,000,000 and within ten (10) business days in the case of any Transaction where the Transaction size is over $2,000,000 and (ii) as soon as practicable and in no event later than ten (10) business days after receipt of all information required to complete such review in the case of any Transaction where the prospective Customer is a nonhospital healthcare provider. If GE fails to meet these time frames on a Transaction, then OMNICELL may take that specific Transaction to another financing source. GE may suggest alternative financing structures which enable it to approve an Application. If GE determines that it cannot approve an Application without credit support from OMNICELL, GE shall notify OMNICELL of such determination and OMNICELL may, in its sole discretion, elect to provide GE with such credit support. If OMNICELL elects to provide GE with such credit support, OMNICELL will, prior to GE's financing of the applicable Transaction, execute a recourse letter in the form of Exhibit "A" hereto or such other form as OMNICELL and GE agree to from time to time. OMNICELL will advise the Customer of the approval or rejection of the proposed Transaction, and will deliver to GE the Final Document Package for each approved Transaction. GE will provide any notice required to be sent to a prospective Customer under the Equal Credit Opportunity Act and/or Regulation "B" or other applicable statute or regulation in the event of a rejected Application.

     5. CONDITIONS OF APPROVAL. All approvals given by GE shall be valid up to ninety (90) days from the date such approval is given to OMNICELL. GE may revoke its agreement to enter into a Transaction or to purchase the related Equipment and finance the license of the related Software, and may transfer to OMNICELL any right, title or interest which it acquired in such Transaction or System if
(a) GE does not receive the Final Document Package within ninety (90) days after the date GE notifies OMNICELL of its approval of such Transaction; or (b) prior to GE's receipt of the Final Document Package or payment of the Purchase Price, GE determines, in its good faith judgment, that an Event of Cancellation has occurred. Upon receipt by OMNICELL of a written revocation of its agreement to enter into a Transaction or to purchase the related Equipment and finance the license of the related Software, GE shall have no further liability to the Customer or to OMNICELL in connection with such Transaction.

     6. FUNDING. Provided that GE has not revoked its approval of a Transaction pursuant to Section 5, GE will pay OMNICELL the Purchase Price of the System, together with any amounts to be financed by GE related to the Master Service Agreement, within five (5) business days (or such other period as the parties mutually agree in writing) following GE's receipt of the Final Document Package.

     7. EQUIPMENT TITLES AND WARRANTIES. (a) OMNICELL hereby (i) consents to the assignment to GE of and all warranty rights in connection with, the Equipment related to such Transaction, (ii) agrees that, upon the acceptance of the related System by the applicable Customer on behalf of GE, it will deliver to GE documentation showing that title to such Equipment has passed to GE and the related Software has been licensed to such Customer, in the case of Equipment, free and clear of all liens, claims and encumbrances, and (iii) agrees that GE will not be liable for any obligations of such Customer except the obligation to pay the Purchase Price of such System upon such Customer's acceptance. (b) OMNICELL will bear all risk of loss to the System until the date of its acceptance by the Customer. (c) In the event any Customer returns or fails to accept any part of the System for any reason whatsoever, GE may assign its rights to OMNICELL and thereafter will have no further liability to OMNICELL or to such Customer.

     8. STANDARD RATES. The Purchase Price of each System will equal all amounts owed by Customer under a Lease discounted to the present value using the Standard Rate. The Standard Rate equals the sum of the rate shown on Exhibit B and the Three Year Treasuries rate as of the date of funding. The Standard Rate will be fixed based on Three Year Treasuries rate on the day of funding.

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     9.   SERVICE CONTRACTS. (a) OMNICELL will offer service contracts to prospective Customers which provide for Systems service and maintenance and updated versions of existing Software capabilities ("Service Agreements"). In the event that a prospective Customer agrees to enter into a Service Agreement, in conjunction with a Transaction, which OMNICELL would like GE to finance or bill and collect on OMNICELL's behalf, then OMNICELL shall notify GE of such event and shall provide GE with a copy of the applicable Service Agreement. Following consultation with OMNICELL, and provided OMNICELL has requested that GE do the following, and in any event within five (5) business days, GE shall, at its option, elect to: (i) bill and collect the Service Agreement on behalf of OMNICELL at no charge to OMNICELL or (ii) fund OMNICELL an amount equal to payments due under the Service Agreement over its initial term discounted from the due date thereof to the date of payment at the Standard Rate. (b) If GE elects to bill and collect the Service Agreement on behalf of OMNICELL, then GE shall provide its customary billing and collections services in connection with such Service Agreement and shall remit to OMNICELL all payments actually collected by GE with respect to such Service Agreement on or before the tenth day of each month following the month the money is collected. In the event that any customer makes a single payment to GE for amounts owed under the Transaction and amounts owed under the Service Agreement, then GE shall deduct from the single payment the amounts it is owed under the Transaction and remit the remaining amount to OMNICELL. GE shall have no liability or responsibility to OMNICELL for any default by the applicable Customer under the applicable Service Agreement or for any monies related to Service Agreements which are not actually received by GE. (c) If GE elects to fund OMNICELL the net present value of the payments due under the Service Agreement, then OMNICELL shall provide a contract to the applicable Customer in which such Customer shall be required to make a monthly payment for the System and a monthly payment for the Service Agreement. If GE finances a Service Agreement, any payment default on the Customer's part, whether it relates to the monthly payment for the System or the monthly payment for the Service Agreement shall entitle GE to exercise the remedies available to it in Section 16 hereof.

     10. SYSTEM UPGRADES AND EARLY TERMINATIONS. Notwithstanding anything to the contrary, OMNICELL reserves the right to enter into additional Supplements with a Customer for whom GE has purchased other Supplements. (a) If any Customer notifies GE that it wishes to have GE finance the replacement of Equipment originally subject to a Transaction (the "Original Equipment") with new Equipment (the "Upgrade Equipment"), or the original Software ("Original Software") with Software which offers new capabilities (as opposed to an updated version of existing capabilities) (the "New Software"), GE will notify OMNICELL of the Customer's request. Following such notification, unless an Event of Cancellation has occurred and subject to credit approval, at GE's sole discretion, GE will finance the acquisition by such Customer of Upgrade Equipment and New Software (if applicable) which will replace, in whole or in part, the Original Equipment and Original Software (if applicable). (b) If the Original Equipment and Original Software (if applicable) will no longer be used by Customer, OMNICELL will pay GE the Net Book Value of the original Transaction upon such Customer's acceptance of the Upgrade Equipment and New Software and GE will pass title to the Original Equipment to OMNICELL (if applicable) and reassign any financing statements related thereto. Thereafter, OMNICELL will arrange with such Customer for the Original Equipment to be delivered to OMNICELL. Upon satisfaction of the conditions set forth in Section 5 hereof, GE will pay to OMNICELL the Purchase Price of the Upgrade Equipment and New Software (if applicable) and will enter into a new Transaction with the applicable Customer. GE will charge the Customer a one percent (1%) fee if the upgrade occurs during the first twelve months of the contract. (c) If the Upgrade Equipment and New Software (if applicable) replaces only in part the Equipment and Software originally subject to the Transaction, that portion of the Net Book Value of the original Transaction pertaining to Equipment and Software which has not been replaced will be added to the Purchase Price of the Upgrade Equipment and New Software (if applicable) to determine the payments due during the remainder of the term of the new Transaction. OMNICELL shall have no payment obligation to GE. (d) If any Customer notifies GE that it wishes GE to finance its acquisition of Upgrade Equipment and New Software, GE will notify OMNICELL of the Customer's request. If GE declines to finance the Customer's acquisition of such Upgrade Equipment and New Software, GE will permit the Customer to terminate the applicable Transaction without penalty upon the payment to GE of an amount equal to the Net Book Value of the applicable Transaction. (e) If any Customer notifies GE that it wishes to terminate any Transaction prior to its scheduled expiration date for any reason other than an upgrade, GE will notify OMNICELL of the Customer's request. Following such notification, GE will permit the Customer to terminate the applicable Transaction upon (i) the expiration of a thirty (30) day notice period and (ii) the payment to GE of an amount equal to the Net Book Value of the applicable Transaction, plus a fee for early termination of 5% of the amount funded if such termination occurs in the first year, 4% of the amount funded if such termination occurs in the second year, 3% of the amount funded if such termination occurs in the third year, 2% of the amount funded if such termination

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occurs in the fourth year and 1% of the amount funded if such termination occurs in the fifth year. Upon early termination, OMNICELL may purchase the related Equipment back from GE for one dollar ($1.00) free and clear of all liens attributable to GE.

     11. RELATIONSHIP MANAGERS. GE and OMNICELL will each appoint a relationship manager ("Relationship Manager") to supervise the Program and to serve as the primary management contact between GE and OMNICELL under the Program. The Relationship Managers will be charged with managing the relationship between OMNICELL and GE, and ensuring compliance with the terms of this Agreement.

     12. GENERAL ADMINISTRATIVE SERVICES. (a) The Program shall be administered by GE under the name of GE Healthcare Financial Services. GE will provide general administrative and operations services in connection with the Program, including but not limited to, credit investigation, billing and collections and customer service. GE will (i) maintain and operate systems which track the status of each Application and Transaction, (ii) invoice Customers, collect payments, process and apply funds, (iii) collect and pay all applicable property, sales, use or similar taxes pertaining to the System and prepare and file tax returns in connection therewith, and (b) GE personnel will be available to answer Customer and OMNICELL inquiries relating to the Program or Transactions on business days (via a toll free telephone line) between the hours of 8:00 a.m. and 5:00 p.m., Central Time in the United States. Customer inquiries received when no personnel are available will be recorded electronically and promptly responded to. GE will conduct its communications with Customers in a courteous, prompt and efficient manner. GE will endeavor to resolve all Customer complaints relating to Transactions within two business days of receipt and, failing that, will keep the affected Customer informed of the progress toward resolution on a regular basis; provided, however, that nothing in this Section 12 shall be deemed to require GE to resolve or endeavor to resolve any Customer complaints relating to the System, or the maintenance or servicing thereof, which shall remain the sole responsibility of OMNICELL. GE shall use its best efforts to immediately notify OMNICELL in writing of all Customer complaints relating to service, maintenance or the performance of the System. OMNICELL will take such actions it deems reasonable and appropriate in resolving such complaints, (c) OMNICELL hereby irrevocably appoints GE its attorney-in-fact to endorse or sign OMNICELL's name on any and all checks received, with regard to the Transactions and the related Systems.

     13. REPORTING. GE will provide OMNICELL with periodic reports, in form and substance reasonably acceptable to OMNICELL, on (i) delinquencies under the Program; (ii) Application activity (including approvals, cancellations and rejections), (iii) volume of leasing activity under the Program, and (iv) other information reasonably requested by OMNICELL and able to be provided by GE.

     14. REPRESENTATIONS AND WARRANTIES OF OMNICELL. OMNICELL hereby represents, warrants and covenants to GE, its permitted successors and assigns, as of the date hereof, of the Application and on each date that a Transaction is purchased by GE, that: (a) OMNICELL is a duly organized and validly existing corporation in its state of incorporation and has full power to enter into this Agreement and to carry out the transactions contemplated hereby. (b) The execution and delivery of this Agreement and the performance by OMNICELL of the transactions contemplated hereby have been duly authorized by all necessary corporate action. (c) This Agreement constitutes a legal, valid and binding obligation of OMNICELL enforceable in accordance with its terms. (d) Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will constitute (i) a violation or default of any material statute, rule, or decree of any court, administrative agency or governmental body to which OMNICELL is subject, or (ii) a material default with respect to any material indenture, loan agreement or other agreement to which OMNICELL is bound. (e) All documents relating to a Transaction to which OMNICELL is a party or by which it is bound will be genuine, legal, valid, and binding obligations of OMNICELL. (f) In all documents where OMNICELL is responsible for obtaining the Customer's signature, the signature of the named Customer is, to the best of OMNICELL's knowledge, genuine, and the individual signing on behalf of the Customer holds the office set forth below his signature. (g) OMNICELL will honor any agreements made or warranties given by OMNICELL or its agents to any Customer in connection with any Transaction, provided they are in writing and duly executed. (h) OMNICELL has not received and kept any rent or other monies from any Customer in respect of any Transaction (other than any required down payments) which is owed to GE and OMNICELL will immediately remit any funds owed to GE which it may receive. (i) GE will have good title to the Equipment free and clear of all liens, claims, and encumbrances on the date it is accepted by a Customer on behalf of GE. (j) Neither OMNICELL nor its agents have participated in or have any knowledge of any fraudulent act in connection with any Transaction or any Customer. (k) The System will be delivered to and

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accepted by the named Customer, properly installed and will be in good working order, condition and repair, conforming to specifications, reasonable wear and tear excepted, on the date title to said specific Equipment is transferred to GE. OMNICELL will license, service and maintain the System in compliance with any contracts it may have with the Customer. (l) All credit or other information, reasonably relevant to a credit decision concerning the Customer, known to OMNICELL and which can be lawfully provided by OMNICELL to GE will be disclosed to GE. (m) All sales, use, or property taxes applicable to the System assessed or imposed prior to the time GE pays the applicable Purchase Price, will have been paid or will be timely remitted by OMNICELL to the appropriate taxing authority and OMNICELL will on request provide GE with proof of such payment as promptly as possible. (n) As of the date hereof, there are no suits or proceedings pending or, to the knowledge of OMNICELL, threatened in any court or before any regulatory commission, or other administrative or governmental agency against or affecting OMNICELL which is reasonably likely to materially impair OMNICELL's ability to perform its obligations hereunder or in connection with any Transaction. (o) The financial statements of OMNICELL delivered to GE from time to time fairly present the financial position of OMNICELL as of the dates thereof and the results of operations of OMNICELL for the periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis, and since the date of the latest such financial statements, there has been no Material Adverse Change of OMNICELL. (p) OMNICELL will notify GE immediately upon becoming aware of a Material Adverse Change of OMNICELL and will deliver to GE within one hundred twenty (120) days of the close of each fiscal year, its audited financial statements or annual report, and, within ninety (90) days of the close of the second fiscal quarter, its six month unaudited interim financial report, certified by its chief financial officer. (q) OMNICELL has evaluated the System which is subject to any Transaction and has determined that such System will be Year 2000 Compliant. "Year 2000 Compliant" means that the functionality and the performance of the System will not be materially adversely affected as a result of the date change from the calendar year 1999 to the calendar year 2000, including leap year calculations, and that, to the extent applicable to the System's normal operating specifications, the System will accurately accept, store, retrieve, calculate, compare and otherwise process dates before and after January 1, 2000 in all material respects. (r) OMNICELL has a plan and organization in place to minimize any materially adverse effects on its business operations caused by the failure of any system or equipment which is material to OMNICELL's operations to be Year 2000 Compliant. OMNICELL is conscientiously implementing such plan. OMNICELL will, upon request from GE, provide GE with periodic updates on its implementation of such plan. (s) OMNICELL will provide written notice of a material change in a material portion of its stock or asset ownership.

     15. REPRESENTATIONS AND WARRANTIES OF GE. GE hereby represents, warrants and covenants to OMNICELL, its permitted successors and assigns, as of the date hereof and throughout the term of any Transaction, that: (a) GE is a duly organized and validly existing corporation and has full power to enter into this Agreement and to carry out the transactions contemplated hereby. (b) The execution and delivery of this Agreement and the performance by GE of the transactions contemplated hereby have been duly authorized by all necessary corporate action. (c) This Agreement constitutes a legal, valid and binding obligation of GE enforceable in accordance with its terms. (d) Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will constitute (i) a violation or default of any statute, rule, or decree of any court, administrative agency or governmental body to which GE is or may be subject, or (ii) a material default with respect to any indenture, loan agreement or other agreement to which GE is bound. (e) GE will honor any agreements made or express warranties given by GE or its agents to any Customer in connection with any Transaction. (f) There are no suits or proceedings pending or, to the knowledge of GE, threatened in any court or before any regulatory commission, or other administrative or governmental agency against or affecting GE which could materially impair GE's ability to perform its obligations hereunder or in connection with any Transaction.

     16. REMARKETING ASSISTANCE. (a) Upon the occurrence of a failure of a Customer to pay GE any amounts owed GE within sixty (60) days after the applicable due date, provided that GE has made the applicable Equipment legally available, OMNICELL will obtain physical possession of the System and pay all costs related to taking possession, including but not limited to deinstallation and transportation. OMNICELL will then have a first right of refusal to purchase the Equipment at GE's Net Book Value. Should OMNICELL choose not to purchase the Equipment, OMNICELL will promptly provide GE with a written estimate of its costs of repair, refurbishment, insurance and remarketing ("Out-Of-Pocket Costs"). If GE approves such Out-Of-Pocket Costs, OMNICELL will repair and refurbish the System, including replacing the existing Software configuration with its most recent available Software upgrades (if necessary), and attempt to remarket the System to a third party on a ninety (90) day basis during the Remarketing Period. During said time, OMNICELL agrees that if it sells

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refurbished Equipment, it will sell the GE Equipment first. If the Equipment has not been remarketed by OMNICELL within the ninety (90) day period, GE and OMNICELL may agree to continue to have OMNICELL remarket the equipment for additional period(s) or GE shall be able to remarket the equipment itself. GE will not be obligated to pay actual Out-Of-Pocket Costs which exceed the estimated Out-Of-Pocket Costs by more than five percent (5%). If GE does not approve such Out-Of-Pocket Costs, OMNICELL will promptly cause the System to be crated and safety delivered to a location selected by GE.

     (b) In performing its remarketing responsibilities hereunder: (i) OMNICELL will not discriminate between the System and equipment and software owned by another party to whom OMNICELL may be bound to provide remarketing assistance;
(ii) OMNICELL will refurbish and upgrade the System and make available maintenance service to any subsequent purchaser or lessee of the Equipment and licensee of the Software at OMNICELL's then current market rates; (iii) OMNICELL will grant a valid license to the Software to any subsequent purchaser or lessee of the Equipment upon such purchaser's or lessee's acceptance of OMNICELL's standard software license agreement; (iv) OMNICELL will not permit any lien or encumbrance to attach to the System, and will waive any right or claim to the Equipment which may arise in connection with its remarketing services; (v) OMNICELL will warrant that the System that is delivered to customers will be in good working order, condition and repair, conforming to specifications according to OMNICELL's current warranty policy for used equipment and will meet all applicable governmental standards; and (vi) OMNICELL will not agree to any sales price or lease terms without GE's prior approval.

     (c) If OMNICELL GE or any other party is able to remarket the System to a third party, the Remarketing Proceeds will be distributed in the following manner: (i) first, to OMNICELL, an amount equal to its approved Out-Of-Pocket Costs of refurbishment and remarketing; (ii) second, to GE, an amount equal to the applicable Transaction Default Amount; (iii) third, to GE and OMNICELL, any excess Remarketing Proceeds in equal amounts.

     17. END-OF-TERM. Upon a Transaction reaching its end-of-term, provided all payments, late charges and property taxes have been paid, OMNICELL shall have the option to purchase the Equipment from GE on an "as-is where-is" basis for One Dollar ($1.00). GE makes no representations or warranties as to the condition of the Equipment, other than the Equipment will be free of all liens and encumbrances attributable to GE.

     18. INDEMNIFICATION. (a) OMNICELL shall indemnify and hold harmless GE, its officers, directors, employees and agents, from any losses, claims, liabilities, demands and expenses, including reasonable attorneys' fees and additional tax liabilities arising out of actions against GE by any party other than a Customer resulting from (i) any breach by OMNICELL of its representations, warranties or obligations hereunder, or (ii) any act, failure to act, omission, representation or misrepresentation by OMNICELL, its employees or agents in connection with any Transaction or with the sale, use, operation, ownership, licensing, servicing or maintenance of the System, including any strict liability therefore, or (iii) the failure of the System to meet all federal and state standards applicable to the existence and operation of the System, or (iv) the expiration or earlier termination of any patent or copyright pertaining to any item of the System. (b) GE shall indemnify and hold harmless OMNICELL, its officers, directors, employees and agents, from any losses, claims, liabilities, demands and expenses, including without limitation reasonable attorneys' fees and additional tax liabilities resulting from the receipt by OMNICELL of indemnities pursuant hereto, arising out of (i) any breach by GE of its representations, warranties or obligations hereunder or (ii) any act, failure to act, omission, representation or misrepresentation by GE, its employees or agents in connection with any Transaction. (c) The indemnified party shall not be required as a condition to receipt of payments hereunder to contest or to permit the indemnifying party to participate in any contest in connection with the foregoing or to attempt to recover from any Customer through legal proceedings or otherwise. (d) All indemnities and obligations under this
Section 18 shall survive the expiration or termination of this Agreement and the expiration or termination of any Transaction, but shall not apply in the case of the indemnified party's negligence, gross negligence or intentional misconduct.
(e) In no event shall OMNICELL or GE indemnify the other party against liability for indirect, special, consequential or incidental damages including loss of use, revenue or profit regardless of the form of the cause of action. The liability of each party hereunder shall be limited to the amounts actually paid by GE to OMNICELL with respect to each applicable Transaction or Transaction(s).

     19. TERM AND TERMINATION. This Agreement shall be effective upon execution by GE and OMNICELL and shall continue from such effective date for a period of five (5) years, unless sooner terminated by either party upon the occurrence of a Termination Event or without cause with ninety (90) days prior written notice. Upon the expiration or termination of this Agreement, the obligations of the parties with respect to Transactions not

                                       7.

funded by GE shall cease, but all obligations with respect to Transactions which have been funded by GE shall survive. If this Agreement is terminated upon the occurrence of a Termination Event (other than a Termination Event caused by a material Adverse Change), (i) GE's sole remedy, in the case of a termination event caused by OmniCell, will be to require OMNICELL to repurchase all remaining amounts owed to GE by a Customer on all Transactions materially adversely affected by said Termination Event discounted to the present value using the Standard Rate used when the Transaction was purchased by GE.

     20. ASSIGNMENT OF RIGHTS. The rights and obligations of GE and OMNICELL under this Agreement may not be assigned without the prior written consent of the other party; provided that GE may without prior written consent assign any of its rights hereunder or under any Transaction to an affiliate or other entity in which a majority of the common stock is owned directly or indirectly by GE, and OMNICELL may without prior written consent assign any of its rights to payment hereunder to any party. GE may, in its sole discretion, securitize or syndicate its rights under any Transaction including any recourse rights made available by OMNICELL in connection with such Transaction.

     21. CONFIDENTIALITY. From time to time GE or OMNICELL may provide information to the other party which is plainly marked as "confidential". GE and OMNICELL will take reasonable steps to preserve the confidential nature of such information and to prevent its disclosure to third parties. Such information shall not be considered confidential if (i) it is already in the public domain, or (ii) it is obtained from an independent source who is not legally bound to refrain from such disclosure, or (iii) it is independently developed by the receiving party, as demonstrated by the receiving party's files and records immediately prior to the date of disclosure. GE and OMNICELL will fulfill their obligations hereunder if they exercise the same degree of care to preserve and safeguard such confidential information as they use to preserve and safeguard their own confidential information. GE and OMNICELL may disclose confidential information to their respective affiliates, and confidential information relating to specific Transactions may be disclosed by GE to its representatives and agents, in the event that such Transactions are referred for collection, and to any purchaser or administrator, in the event that such Transactions are syndicated or securitized, provided that the receiving party agrees to be bound by the terms hereof in writing. Nothing herein shall be deemed to prohibit disclosure of confidential information that is required by law, so long as the disclosing party, so far as practicable, consults with the other party prior to such disclosure and takes such steps as the other party may reasonably request to mitigate the effect of such disclosure.

     22. MISCELLANEOUS. (a) GE and OMNICELL acknowledge that they are separate entities, each of which has entered into this Agreement for independent business reasons. (b) Except as provided for herein, OMNICELL shall have no right, and will not attempt, to accept collections, repossess or consent to the return of the System (other than for repairs) or modify the terms of any Transaction without the prior written consent of GE, which shall not be unreasonably withheld. (c) Notices to OMNICELL or GE under this Agreement shall be deemed to have been given if sent by (i) recognized overnight delivery or registered or certified mail, return receipt requested, or (ii) by telecopy (promptly confirmed in writing) to the Relationship Manager at the address or telecopy number first stated above or such other address or telecopy number as such party may have provided by notice. (d) The parties agree that this Agreement shall be governed by and construed in accordance with the laws (other than the choice of law provisions) of the State of New York. (e) If at any time any provision of this Agreement is held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall not impair the enforceability of any other provision of this Agreement. (f) This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof. The terms may not be terminated or amended orally, but only by an instrument duly executed by each of the parties hereto. (g) In the event there is any conflict between this Agreement and any ancillary agreements with respect to any Transaction or System, the terms and conditions of this Agreement shall control. (h) THE PARTIES WAIVE, TO THE EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS HEREUNDER.

                                       8.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized representatives as of the date first above written.

OMNICELL TECHNOLOGIES, INC.             GENERAL ELECTRIC COMPANY

By: /s/ Earl E. Fry                     By: /s/ R.B. Berger
   ------------------------------          ------------------------------
Name: Earl E. Fry                       Name: R.B. Berger
     ----------------------------            ----------------------------
Title: VP & CFO                         Title:
      ---------------------------             ---------------------------
Date: June 4, 1999                      Date: June 7, 1999
     ----------------------------            ----------------------------
                                       9.

                                RIDER NUMBER ONE
                             TO PROGRAM AGREEMENT
                           DATED AS OF June 7, 1999
                          (THE "PROGRAM AGREEMENT"),
                                BY AND BETWEEN
                    OMNICELL TECHNOLOGIES, INC., (OMNICELL)
                                      AND
                           GENERAL ELECTRIC COMPANY,
             ACTING THROUGH GE HEALTHCARE FINANCIAL SERVICES (GE)

     1.   GRANT AND SCOPE OF TRADEMARK LICENSE.

     1.1 Grant of License. Subject to the limitations set forth below, OMNICELL grants to GE, and GE accepts, a non-exclusive, royalty-free license during the term of the Program Agreement to use the trademarks and tradenames set forth in Exhibit A (the "Licensed Marks") in the United States solely in connection with GE's activities pursuant to Section 9 of the Program Agreement. GE shall not use the Licensed Marks for any other purpose, or in any other jurisdiction without prior written approval of OMNICELL.

     1.2 Form of Use. GE shall use the Licensed Marks only in the form(s) set forth on Exhibit A hereto or otherwise approved in writing by OMNICELL and shall include where appropriate the designation (R) and (TM) and a statement that the Licensed Marks are the trademarks of OmniCell Technologies, Inc. and other proprietary notices as reasonably required by OMNICELL from time-to-time.

     2.   QUALITY CONTROL.

     2.1 The nature and quality of all services rendered by GE in connection with the Licensed Marks shall conform to standards set by and under the control of OMNICELL. OMNICELL shall have the right to monitor the quality of GE's use of the Licensed Marks, and in connection therewith, GE agrees to undertake such steps as OMNICELL may reasonably request to assist OMNICELL in monitoring and preserving the quality of GE's use of the Licensed Marks, including, without limitation, providing OMNICELL with samples of GE's use of the Licensed Marks, and, at OMNICELL's request, modifying or ceasing any use of the Licensed Marks to which OMNICELL may object.

     2.2 GE shall comply with all applicable laws and regulations and obtain all appropriate government approvals pertaining to its activities under the Program Agreement. GE shall not do or suffer to be done any act or thing that would impair OMNICELL's ownership or rights in the Licensed Marks, or damage the reputation for quality inherent in the Licensed Marks. OMNICELL has the right to take all action which it deems necessary to ensure that GE's uses of the Licensed Marks are consistent with the reputation for quality and prestige of the Licensed Marks. GE agrees not to adopt or use any other trademark, word, symbol, letter, design or mark (i) in combination with a Licensed Mark in a manner that would create a combination Mark or (ii) that is confusingly similar to a Licensed Mark; provided, however, that GE may use a Licensed Mark with other marks or names if such other marks or names are sufficiently separated from the Licensed Mark and sufficiently distinctive to avoid the impression by a reasonable consumer that such other marks or their owners are associated with OMNICELL.

     3. OWNERSHIP. GE acknowledges that it has no interest in the Licensed Marks other than the license granted under the Program Agreement and that OMNICELL is the sole and exclusive owner of all right, title and interest in the Licensed Marks. GE agrees that any and all of GE's uses of the licensed Marks will inure solely to the benefit of OMNICELL and will not create any right, title or interest for GE in the Licensed Marks other than the license granted under the Program Agreement. GE agrees that it will not contest, oppose or challenge OMNICELL's ownership or registration of, or register or attempt to register, the Licensed Marks in any jurisdiction. GE shall promptly notify OMNICELL of any adverse use by a third party of the Licensed Marks or of a mark or name confusingly similar to the Licensed Marks and agrees to take no action with respect thereto except with the prior written authorization of OMNICELL. GE further agrees to provide full cooperation with any legal or equitable action by OMNICELL to protect OMNICELL's rights, title and interest in the Licensed Marks.

                                      10.

     4.  LICENSE TERMINATION.

     4.1 Termination of the Program Agreement. The license granted hereunder shall terminate upon termination of the Program Agreement.

OMNICELL TECHNOLOGIES, INC.        GENERAL ELECTRIC COMPANY

By: /s/ Earl E. Fry                By: /s/ R.B. Berger
   -----------------------------      -----------------------------
Name: Earl E. Fry                  Name: R.B. Berger
     ---------------------------        ---------------------------
Title: CFO                         Title:
      --------------------------         --------------------------
Date: June 4, 1999                 Date: June 7, 1999
     ---------------------------        ---------------------------

                                      11.

                                  EXHIBIT "A"



OMNICELL Technologies, Inc.
1101 East Meadow Drive
Palo Alto, CA 94303

Dear Sirs:

     In consideration of the agreements contained in this letter and subject to the provisions hereof, General Electric Company ("GE") has agreed to provide financing capabilities to_______________________________________________________
_______________________ ("Customer") to rent a System from OMNICELL Technologies, Inc. ("OMNICELL") (the "Transaction") pursuant to the Program Agreement dated ________________ between OMNICELL and GE (the "Agreement").

     GE and OMNICELL agree that if Customer fails to make payment in full of any amount owed to GE under the Transaction within 45 days of the original due date thereof, OMNICELL will, upon 10 days notice, pay GE _________ percent (x%) of the Net Book Value of the Transaction (the "Recourse Amount").

     OMNICELL agrees that OMNICELL's obligations to pay GE the Recourse Amount shall not be conditioned upon, or in any way affected by: notice of debt or obligation of the Customer to GE or of default or breach of such debt or obligation; any requirement that GE exhaust its remedies against the Customer; presentment, protest and demand and notice of protest and demand (or any of them) with respect to the Transaction; any extension of time or performance to, or any settlement or granting of any indulgence to, or any modification of any obligation of the Customer; GE's failure to enforce any provision of the Transaction; the acceptance, alteration, or release of any security provided by the Customer; or the Customer's voluntary or involuntary bankruptcy, assignment for the benefit of creditors, reorganization or similar proceedings affecting the Customer or any of its assets, or the release of the Customer from any of its agreements pursuant to the Transaction, by operation of law or otherwise.

     Upon receipt by GE of the Recourse Amount, GE will assign the Transaction to OMNICELL, including all rights to the Equipment and any related financing statements.

     The terms of this letter may not be amended or modified except by writing signed by OMNICELL and GE. Defined terms shall have the meaning set forth in the Agreement, except as expressly provided herein. This letter shall be subject to the terms and conditions of the Agreement.

     AGREED TO:

     OMNICELL TECHNOLOGIES, INC.        GENERAL ELECTRIC COMPANY

     By:___________________________     By:___________________________

     Title:________________________     Title:________________________

                                      12.

                                  EXHIBIT "B"


                             STANDARD RATE MATRIX



                                    CUSTOMER CREDIT
                                    RATING CATEGORY
          ----------------------------------------------------------
T
R                         A           B           C           D
A
N         ----------------------------------------------------------
S     S
A     I      under       3.80        4.00        4.50        4.95
C     Z    $1 million
T     E
I         ----------------------------------------------------------
O
N             over       3.50        3.70        4.20        4.65
           $1 million
          ----------------------------------------------------------

                                      13.

                                  EXHIBIT "C"

OMNICELL

--------------------------------------------------------------------------------
                       OMNICELL MASTER RENTAL AGREEMENT
--------------------------------------------------------------------------------

Dated_____________, 1999               Master Rental Agreement #________________

     Dear Customer: We use the words "you" and "your" to mean the Customer indicated below. The words "we", "us", and "our" refer to OmniCell Technologies, Inc.

--------------------------------------------------------------------------------------------------------------------
OmniCell Technologies                            Customer                                Customer
Mainz Address                                    Billing Address                         Delivery Address
--------------------------------------------------------------------------------------------------------------------
                                      Customer Legal Name:
OmniCell Technologies, Inc.           ________________________________             ________________________________
1101 East Meadow Drive                ________________________________             ________________________________
Palo Alto, CA 94303                   ________________________________             ________________________________
Attn:  Accounts Payable               ________________________________             ________________________________
Tel:  1:800-850-664
--------------------------------------------------------------------------------------------------------------------

1. Rental Terms. We agree to rent to you and you agree to rent from us certain OmniCell System or Sure-Med System equipment (hereinafter "Equipment') and we agree to license to you and you agree to license from us the software (as hereinafter defined) that accompanies such Equipment, all more fully described on the attached Supplement, and any subsequent Supplement(s) to this Agreement entered into by you and us (hereinafter the "Supplements"), all on the terms and conditions set forth herein. Each Supplement shall constitute a separate and independent lease; the original for such lease shall consist of the signed Supplement and a copy of the Master Rental Agreement. You agree to pay to us the monthly rent shown for each unit of Equipment for the number of consecutive months shown under "Term" on each Supplement. For purposes of this Agreement, Equipment will also include all replacement parts for the Equipment which you may receive under the separate Master Service Agreement you have entered into with us in connection with this Agreement. All Equipment we provide to you will be new unless otherwise noted as "used" or "reconditioned" on the relevant Supplement.

2. Additional Equipment. If you would like to add Equipment to your system, we shall send you a Supplement listing such additional Equipment ("Additional Equipment') and the monthly rental payment per unit. Upon execution of the Supplement we will deliver the Additional Equipment listed thereon in accordance with the terms of this Master Rental Agreement. All terms of this Master Rental Agreement shall apply to Additional Equipment listed on any mutually executed Supplement.

3. Term and Rental Payments. The initial term of this Agreement for the unit or units of Equipment described in each Supplement shall be as set forth therein. You understand that time is of the essence as to your performance; You agree to pay all Rental payments in advance and no later than the date designated by us. Rental payments due do not include any applicable taxes. If any Taxes (as hereinafter defined) are due, we shall invoice you for them and you agree to pay the Tax billings along with your Rental payments. Rental payments shall begin upon the date of delivery of the Equipment listed in each Supplement. Rental Payments will be made at such place as we may designate in writing. You authorize us to insert for the purposes of the Rental, the serial numbers of the Equipment, and other information into each Supplement.

--------------------------------------------------------------------------------
You agree to all the terms and conditions of this Master Rental Agreement. These terms and conditions are a complete and exclusive statement of our agreement with respect to the subject matter hereof and may be modified only by a written agreement signed by both of us and not by course of performance. Any terms and conditions on any purchase order you submit in conjunction with this Master Rental Agreement shall be invalid and of no force or effect to the extent such terms and conditions contradict or are in addition to the terms of this Master Rental Agreement. Your purchase orders shall be for reference purposes only and shall not become a part of this Master Rental Agreement. This Master Rental Agreement may not be terminated early. By signing this Master Rental Agreement, each of us represents that he/she has the authority to bind our respective parties to this Master Rental Agreement.

Accepted:
------------------------------------------------------------------------------
OMNICELL TECHNOLOGIES, INC.                   CUSTOMER
----------------------------------            --------------------------------
Signature                                     Signature
----------------------------------            --------------------------------
Print Name:                                   Print Name:
---------------------------------             --------------------------------
Title:                                        Title:
------------------------------------------------------------------------------

                    (See Pages 2 & 3 for Additional Terms)

  Omnicell OmniSupplier, OmniCT, OmniCenter, the OmniCell logo, and Sure-Med System are registered trademarks or trademarks of OmniCell Technologies, Inc.

                                      14.

                 Master Rental Agreement Terms and Conditions

4. Default. You shall be in default of this Agreement upon any of the following events: (A) You fail to pay any monthly payment, or any other sum hereunder when due and such failure continues for fifteen (15) days, (B) You materially breach any of the terms, conditions, warranties or representations of this Agreement, or any other agreement between you and us; (C) Any execution or writ of process is issued in any action or proceeding to seize or detain any item of Equipment; (D) A proceeding in bankruptcy, receivership or insolvency shall be instituted by or against you (E) You shall enter into any agreement or composition with your creditors, breach or default under any term of any loan or credit agreement; (F) You become insolvent or unable to pay your debts when due;
     (G) You merge, consolidate, or transfer all or substantially all of your assets.

5. Remedies. Upon a default by you, we shall have the right to: (1) retake immediate possession of the Equipment and the Software without any process of law and may enter upon any premises where the Equipment may be and remove it without notice of our intention to do so, without being liable in any action or other proceeding by you. We may, at our option, sell or re-rent the Equipment including the Software at any public or private sales for cash or on credit and you shall be liable for the expense incurred in the repossession, recovery, storage, repair, sale, re-rent, re-licensing any court costs, in addition to any arrears in payment and the balance of the payments provided for herein, together with reasonable attorneys fees, less the net proceeds of disposition, if any, of the Equipment; and/or (2) accelerate all sums payable under this Agreement and any other agreements with us and require you to immediately pay us all sums that are already due and the discounted value, at the discount rate of six percent (6%) as of the date of default, of all payments that will be due under this Agreement, plus our estimate at the time this Agreement was entered into of our residual interest in the Equipment and Software reduced to present value at a discount rate of six percent (6%) as of the date of default, less the net proceed of disposition, if any, of the Equipment and Software. Such sums shall be due and payable upon notice of acceleration and demand for payment and if not so paid, we may institute legal proceedings against you with your being responsible for said sums, court costs, and reasonable attorneys fee incurred, and/or (3) exercise any other remedy available to us at law or equity, notice thereof being expressly waived by you. Our rights hereunder shall be cumulative. You agree that all sums due under the calculations above shall become immediately due and payable and are to be construed a liquidated damages rather than a penalty provision.

6. No Warranties. THE EQUIPMENT AND THE SOFTWARE IS PROVIDED TO YOU "AS IS". WE MAKE NO WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, NONINFRINGEMENT, OR FITNESS FOR A PARTICULAR PURPOSE IN CONNECTION WITH THIS MASTER RENTAL AGREEMENT OR THE EQUIPMENT OR THE SOFTWARE. YOU HAVE BEEN OFFERED THE OPPORTUNITY TO ENTER INTO A SEPARATE MASTER SERVICE AGREEMENT (THE "MASTER SERVICES AGREEMENT") WITH US CONTAINING CERTAIN LIMITED WARRANTIES WITH RESPECT TO THE EQUIPMENT YOU AGREE THAT YOUR OBLIGATIONS UNDER THIS MASTER RENTAL AGREEMENT ARE NOT SUBJECT TO ANY CLAIMS OR DEFENSES WHICH YOU MAY HAVE DUE TO PERFORMANCE UNDER THE MASTER SERVICE AGREEMENT OR THE WARRANTIES CONTAINED THEREIN.

7. Liability and Limitation of Liability. WE ARE NOT RESPONSIBLE FOR ANY LOSSES OR INJURIES ARISING FROM THE INSTALLATION, OPERATION, CONDITION, POSSESSION OR USE OF THE EQUIPMENT OR SOFTWARE. OUR TOTAL LIABILITY UNDER THIS MASTER RENTAL AGREEMENT SHALL NOT EXCEED THE AMOUNT PAID BY YOU HEREUNDER. IN NO EVEN SHALL WE BE LIABLE FOR ANY LOST PROFITS, COST OF COVER, OR OTHER SPECIAL, CONSEQUENTIAL, OR INCIDENTAL DAMAGES ARISING OUT OF THIS MASTER RENTAL AGREEMENT, HOWEVER CAUSED AND WHETHER ARISING UNDER CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE, EVEN IF WE HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. TO THE EXTENT PERMITTED BY LAW, YOU HEREBY WAIVE ANY RIGHTS NOW OR HEREAFTER CONFERRED BY STATUTE OR OTHERWISE WHICH MAY REQUIRE US TO SELL, LEASE, LICENSE OR OTHERWISE USE ANY EQUIPMENT OR SOFTWARE IN MITIGATION OF OUR DAMAGES.

8. Copyright Indemnity. WITH RESPECT TO THE SOFTWARE, WE AGREE TO INDEMNIFY AND DEFEND YOU AGAINST ANY CLAIMS FOR INFRINGEMENT OF ANY U.S. COPYRIGHT (WITH RESPECT TO THE SOFTWARE AS DEFINED IN SECTION 13), PROVIDED THAT WE SHALL CONTROL THE DEFENSE AND SETMEMENT OF ALL SUCH CLAIMS. YOU AGREE THAT SUCH INDEMNITY AND DEFENSE SHALL BE OUR SOLE LIABILITY TO YOU AND YOUR SOLE RECOURSE IN THE EVENT A CLAIM OF U.S. COPYRIGHT INFRINGEMENT BASED ON THE SOFTWARE IS BROUGHT AGAINST YOU.

9. Indemnification. You hereby assume all liability for, and agree to indemnify and defend us and our successors, assigns, agents and employee against any and all liabilities, losses, damages, claims and expenses (including reasonable attorney fees) in any way relating to or arising out of this Agreement, the Equipment, the Software or the installation, use, possession, control, return, condition or operation of the Equipment or the Software including without limitation, claims arising in contract or tort, including negligence, strict liability, products liability or otherwise, except for claim resulting from OmniCell's gross negligence or intentional misconduct, or claims of U.S. copyright infringement as set forth in
     Section 9. Your obligation to indemnify us shall survive the expiration or termination of this Master Rental Agreement.

  Omnicell OmniSupplier, OmniCT, OmniCenter, the OmniCell logo, and Sure-Med
                                    System
    are registered trademarks or trademarks of OmniCell Technologies, Inc.

                                      15.

10. Insurance. You agree to assume and bear the entire risk of casualty or damage to the Equipment from any cause whatsoever from the date of delivery of the Equipment to your premises. No casualty or damage shall relieve you from the obligation to make payments or to comply with another obligation under this Agreement. You agree, at your own cost and expense, to keep the Equipment fully insured against loss until this Master Rental Agreement is paid in full and to have us named as sole loss payee on all such policies. You also agree to obtain a general public liability insurance policy from an insurance company acceptable to us and to include us as an additional insured on the policy. You agree to provide us certificates or other evidence of such insurance acceptable to us. You agree to have your insurance company notify us of any significant changes in coverage during the term of this Master Rental Agreement. If you do not provide us with acceptable evidence of insurance, we may, but will not be required to, buy such insurance for you and add a charge to your monthly payments which will include the premium cost, costs associated with effecting the insurance and a carrying charge of 1.5% per month on the unpaid premium cost, or the highest rate allowed by applicable law whichever is lower. We are under no obligation to obtain such insurance, and any loss resulting during a period in which the Equipment is uninsured shall be borne by you.

11. Taxes, Assessments, And Fees. You agree to pay all licensing and registration fees for the Equipment and the Software, all personal property taxes assessed against the Equipment and the Software and all other taxes, assessments, fees and penalties (local, state, and federal) which may be levied or assessed on the ownership, leasing, rental, sale, purchase, possession, use, installation or servicing of the Equipment (collectively, "Taxes") excluding any Taxes on or measured solely by our net income. If any Taxes are due, we shall invoice you and you agree to pay the Tax in a timely manner along with your monthly rent. We may, but are not obligated to, pay such Taxes and other amounts and may file such returns on behalf of you if you fail to do so, and you agree to reimburse us upon demand for any amount expended for such Taxes, including fees or penalties paid by us hereunder. Your obligations to pay such Taxes which are due or assessed during the term of the rental shall survive the expiration or termination o this Master Rental Agreement.

12. Assignment. You have no right to sell, transfer, assign, sublease, or sublicense (a) the Equipment, (b) the Software, or (c) this Master Rental Agreement. We may sell, assign, encumber, or transfer this Master Rental Agreement and any or all or our rights created by it subject to your right hereunder. Any such assignment shall not relieve us of our obligations to you and you agree not to hold any assignee liable for any of these obligations. You agree that the rights of the new owner or assignee shall not be subject to any claims, counter-claims, defenses, or set offs that you may have against us including those in any Master Service Agreement.

13. Software. Subject to the terms of this Agreement, we grant to you the right to use one copy only of any software provided to you by us relating to the operation, information storage and retrieval, record keeping, and communication of the Equipment (the "Software") only in the manner described in the written materials accompanying the Software and solely as installed on the Equipment in object code form. You agree not to use it in any other way. You agree that the structure and organization of the Software are valuable trade secrets of ours and agree to protect the Software as you would other confidential, copyrighted material. You understand and agree that we own the Software and any copies of it and that the Software is licensed to you only for your use in connection with the Equipment. You agree that you will neither modify, nor alter the Software, nor decompile, reverse engineer, disassemble or otherwise attempt to obtain the source code of the Software, or to encourage any third party to do so.

14. Further Assurances. You agree to provide such additional documents, instruments, and Uniform Commercial Code financing statements to assist us in completing the transactions contemplated by this Master Rental Agreement to protect our rights or our assignee's rights to the Equipment. You hereby agree to authorize us to file UCC financing statements, amendments, and assignments relating to the Equipment in any location and execute the same as your attorney-in-fact. If we assign this Master Rental Agreement, you agree to execute such documents as we may reasonably request confirming your obligations under this Master Rental Agreement and you agree to make all payments of rent and other amounts due under this Master Rental Agreement directly to the assignee. If it is determined that the rental payment includes interest, no such interest shall exceed the amount legally allowed.

15. Use of Information. You agree hereby to grant to us the royalty-free right and license to utilize the Equipment to collect information (the "Information") with regard to the use of the Equipment by you, including supply utilization, inventory management, and billing information provided that we shall have no right to use any personal patient identifying information (such as name, address, telephone number, or social security number). You hereby agree to grant to us an irrevocable, perpetual, royalty-free right and license to use the Information for any purpose. We agree to keep confidential the name of your hospital in connection with the Information unless otherwise agreed by us and you.

16. Late Charges. If any part of a payment due is more than fifteen (15) days late, you agree to pay a late charge at the rate of 5%, or the highest rate allowed by law, of the payment for each month or part of a month the payment is not made.

17. Automatic Renewal. At the end of the term for each unit of equipment listed on each Rental Supplement made part of this Master Rental Agreement, you may choose to: (A) return the unit of Equipment and any accompanying Software to us, or (B) enter into a new Master Rental. Agreement for the applicable Equipment. If you do not notify us of your selection of one of the previous two options prior to the end of any term, the Equipment will automatically convert to a month-to-month rental agreement at the then current month-to-month rental rate. In case of such conversion to a month-to-month rental, all provisions of this Master Rental Agreement will remain in full force and effect.

  Omnicell OmniSupplier, OmniCT, OmniCenter, the OmniCell logo, and Sure-Med
                                    System
    are registered trademarks or trademarks of OmniCell Technologies, Inc.

                                      16.

18. Ownership of Equipment. We are the owner of the Equipment and Software and shall retain at all times title to the Equipment and the Software delivered to you hereunder.

19. Location of Equipment. You agree to keep and use the Equipment only at your address shown above. You agree that the Equipment shall not be removed from that address unless you get our written permission in advance to move it.

20. Return of Equipment. If you choose to return the Equipment at the end of this Master Rental Agreement, you agree to immediately return the Equipment to us in a condition as good as received, allowing for normal wear and tear, to any place in the United States we designate. You agree to prepay all expenses of crating and shipping by means we designate and you agree to properly insure the shipment. At our option, we will supply you with crating and packing materials. You agree to pay monthly rental payments for any month or part thereof until the Equipment is returned.

21. Other Rights. You agree that any delay or failure to enforce our rights under this Master Rental Agreement does not prevent us from enforcing any rights at a later time.

22.  Freight.  All shipments are FOB OmniCell Technologies, Inc.

23. California Law, Jurisdiction and Venue. This Agreement shall be construed, governed, interpreted, and enforced in accordance with the laws of the State of California and shall be deemed to be fully and solely executed, performed, and/or observed in the State of California. All actions of proceedings arising under this Agreement shall be brought in the Federal Courts of the Northern District of California or the State Courts located in Santa Clara County, State of California, and the parties hereby consent to and waive any objection to the jurisdiction of such court.

24. Notices. Any notices given under this Agreement shall be deemed received five (5) days after the date of mailing, one (1) day after dispatch by overnight courier service, or upon receipt if by hand delivery.


OMNICELL,                          MASTER RENTAL #__________________________
                                   RENTAL SUPPLEMENT #______________________
                                   MASTER RENTAL DATED______________________



---------------------------------------------------------------------------------------------------------------------------------
                                                 OMNICELL SUPPLEMENT TO RENTAL AGREEMENT
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
CUSTOMER
----------------------------------------------------------------------------------------------------------------------------------
ADDRESS
----------------------------------------------------------------------------------------------------------------------------------
CITY                                   COUNTY                             STATE                              ZIP
----------------------------------------------------------------------------------------------------------------------------------
CONTACT                                                                                   PHONE NO.
----------------------------------------------------------------------------------------------------------------------------------
ADDRESS OF INSTALLATION:          STREET                 CITY                    COUNTY                    STATE           ZIP
----------------------------------------------------------------------------------------------------------------------------------

1. The Rental Supplement is subject to and incorporates by reference all the terms, conditions, and agreements set forth in the Master Rental Agreement identified above as is fully set forth at length herein. Serial numbers for each unit of Equipment will be shown on attached Exhibit A made Part of this Supplement.

----------------------------------------------------------------------------------------------------------------------------------
                                                                              Monthly                       Term
Catalog                     Product                  Number of                Rental Payment                (Number of
Number                      Description              Units                    for each unit                 Rental Payments)
___________________         ___________________      ___________________      ___________________           ___________________
___________________         ___________________      ___________________      ___________________           ___________________
___________________         ___________________      ___________________      ___________________           ___________________
___________________         ___________________      ___________________      ___________________           ___________________

Total Monthly Payment $  ____________________________________
----------------------------------------------------------------------------------------------------------------------------------

2. Monthly Rental payments shall be billed to Customer Purchase Order # The terms and conditions on any such purchase order issued in conjunction with this Supplement shall be for reference purposes only and shall not become a part of the terms of this Supplement.

3. Customer promises to pay the monthly rent shown for each unit of Equipment described above for the consecutive months shown under Term.

4. Customer acknowledges that they have the authority to sign this Rental Supplement.

  Omnicell OmniSupplier, OmniCT, OmniCenter, the OmniCell logo, and Sure-Med
                                    System
    are registered trademarks or trademarks of OmniCell Technologies, Inc.

                                      17.

----------------------------------------------------------------------------------------------------------------------------------
ACCEPTED:                                                        CUSTOMER:
This ____ day of _________________, 19 ______                    SIGNATURE:_______________________________________________________
                                                                 PRINT NAME:______________________________________________________
OMNICELL TECHNOLOGIES, INC.                                      TITLE:___________________________________________________________

                                                                 -----------------------------------------------------------------
                                                                 CERTIFICATE OF ACCEPTANCE OF RENETED EQUIPMENT
SIGNATURE:________________________________________________
PRINT NAME:_______________________________________________       We hereby certify that all of the Equipment referred to in the
TITLE:____________________________________________________       Supplement has been delivered to and has been received by the
                                                                 Customer, that the Equipment is in good working condition and repair and is in all respects satisfactory to the Customer, and that the Equipment is accepted by Customer for all purposes under the Supplement.

                                                                 Signature:_______________________________________________________
                                                                 Title:___________________________________________________________
                                                                 Date:____________________________________________________________
----------------------------------------------------------------------------------------------------------------------------------

                           ASSIGNMENT ACKNOWLEDGMENT
                           -------------------------

     We acknowledge that as of ______ there are ______ payments remaining under this Rental Supplement and that all future Rental Payments shall be paid directly to General Electric Company, pursuant to Master Assignment Letter made part of the Master Rental Agreement.

                                   Signature:_________________________________

OMNICELL

--------------------------------------------------------------------------------
                       OMNICELL MASTER SERVICE AGREEMENT
--------------------------------------------------------------------------------

Dated ___________, 1999                   Master Service Agreement # ___________
Master Rental Agreement Dated __________  Master Rental Agreement # ____________

     Dear Customer: We use the words "you" and "your" to mean the Customer indicated below. The words "we", "us", and "our" refer to OmniCell Technologies, Inc.

---------------------------------------------------------------------------------
OmniCell Technologies                      Customer              Customer
Mailing Address                            Billing Address       Delivery Address
---------------------------------------------------------------------------------
                                           Customer Legal Name:
OmniCell Technologies, Inc.                ____________________  ________________
1101 East Meadow Drive                     ____________________  ________________
Palo Alto, CA 94303                        ____________________  ________________
Attn.: Accounts Payable                    ____________________  ________________
Tel: 1-800-850-6664
---------------------------------------------------------------------------------

1. Definitions. All capitalized terms used but not defined herein shall have the same definitions as in the Master Rental Agreement designated above. An "OmniCell System" means an integrated combination of OmniCell System and/or Sure-Med System Equipment and Software as delivered to you under the Master Rental Agreement.

2. Master Service Agreement. Provided you timely pay the Monthly Service Payments designated on each Supplement you execute in connection with the Master Rental Agreement referenced above, we agree to provide service as described in this Agreement. Service shall cover the Equipment listed on each Supplement, the Software provided by us in connection with the Equipment, and our side of any Hardware or Software interfaces as may be provided by us. You agree to pay the service payment ("Monthly Service Payment') for each item of Equipment as set forth on the executed Supplements for the number of consecutive months shown under Term on each Supplement.

3. Additional Equipment. Each time you add Additional Equipment to your system, you agree to execute a Supplement prepared by us listing the Additional Equipment and the Monthly Service Payment, if any, per unit. All other terms of this Master Service Agreement shall apply to Additional Equipment listed on any additional Supplements. The Monthly Service Payment for each unit of Additional Equipment shall begin on the date of installation of each unit of Additional Equipment, if any.

4. Terms and Payments. The term of the Master Service Agreement shall be from the date first set forth above through the last day of the month in which the final Monthly Service Payment is made in accordance with the Supplements you have executed. Your Monthly Service Payments shown on each Supplement do not include any applicable Tax. If any Taxes are due, we shall invoice you and you agree to pay the Tax in a timely manner in addition to your Monthly Service Payments. We may, but are not obligated to, pay such Taxes and other amounts and may file such returns on


  Omnicell OmniSupplier, OmniCT, OmniCenter, the OmniCell logo, and Sure-Med
        System are registered trademarks of OmniCell Technologies, Inc.

                                      18.

    behalf of you if you fail to do so, and you agree to reimburse us upon demand for any amount expended for such Taxes, including fees or penalties paid by us hereunder.

--------------------------------------------------------------------------------
    You agree to all the terms and conditions shown above and on Pages 2, 3 & 4 of this Master Service Agreement. These terms and conditions are a complete and exclusive statement of our agreement with respect to the subject matter hereof and may be modified only by a written agreement signed by both parties and not by course of performance. The terms and conditions on any purchase order you submit in conjunction with this Master Service Agreement shall be invalid and of no force and effect to the extent such terms and conditions contradict or are in addition to the terms of Us Master Service Agreement. Your purchase orders are for reference purposes only and shall not become a part of this Master Service Agreement.

You agree that this Master Service Agreement cannot be terminated except as provided for in this Master Service Agreement. This Master Service Agreement may not be terminated early. By signing this Master Service Agreement each of us represents that he/she has the authority to bind our respective parties to this Master Service Agreement.

Accepted:
--------------------------------------------------------------------------------
OMNICELL TECHNOLOGIES, INC.                  CUSTOMER

_________________________________________    ___________________________________
Signature                                    Signature
_________________________________________    ___________________________________
Print Name:                                  Print Name:
_________________________________________    ___________________________________
Tide:                                        Title:
--------------------------------------------------------------------------------

  Omnicell OmniSupplier, OmniCT, OmniCenter, the OmniCell logo, and Sure-Med
        System are registered trademarks of OmniCell Technologies, Inc.

                                       19.

                 Master Service Agreement Terms and Conditions

5. Installation. Under this Agreement you are entitled to installation by us of any Equipment for which you pay a Monthly Service Payment. You agree to execute an OmniCell Installation Worksheet prior to any Equipment installation. We shall make reasonable commercial efforts to complete the installation of such Equipment in a timely manner upon receipt of confirmation that the Equipment has arrived at your location. Prior to arrival of the Equipment at your location, you agree to provide adequate space for the Equipment under conditions suitable to the proper functioning of the Equipment. In addition, you agree to provide clear commercial power including our specified Uninterrupted Power Supply ("UPS") and the necessary communication cable (telephone extension cable and jack or Local Area Network ("LAN") connection and jack) to each location where the Equipment will be placed. You agree to provide a dedicated direct inward dial (DID) communication line for remote access for service ("RAS") at the location of the server(s). If this dedicated RAS line is not provided, service will be charged at twice the quoted monthly fee amount. We shall provide all installation personnel, tools, equipment, and material necessary to install the Equipment and will install it in a workmanlike manner.

6. Master Service. During the term of this Master Service Agreement, we shall perform service to keep the Equipment, the Software and our portion of any Software or Hardware interfaces in good working order based on the specific needs of the item of Equipment or Software as determined by us. Master Service will include adjustments and replacements of parts as we deem necessary. If we are unable to repair an item of Equipment, we will replace it. Replacement parts will be furnished on an exchange basis. In the event any Equipment shall, for any reason, become disabled, you agree to immediately advise us of the disability, specifying where the Equipment is located, the nature of the disability and any known cause. Any repairs or adjustments to the Equipment must be performed by an individual specifically trained in the application and use of the OmniCell System. During normal business hours we will use our good faith efforts to respond to emergency service requests. THIS MASTER SERVICE AGREEMENT DOES NOT ASSURE UNINTERRUPTED OR ERROR FREE SERVICE.

     We shall provide service whether or not the Equipment has been used properly in applications for which it was intended, provided that in the event that the Equipment requires service due to misapplication, abuse, misuse, alteration, or unauthorized repair or installation, Customer agrees to be charged for the service at our minimum charge, plus our hourly rate after the first four (4) hours of service and the list price for any replacement parts required. We will charge at our rates and charges in effect at the time such service is performed. Additionally, in the event you require any Additional Fee-Based Services as described in the Master Services Agreement Plans, you agree to be charged according to the corresponding schedule of charges. For any Software service performed without a functional RAS line in place, Customer agrees to be charged twice the quoted monthly fee amount, plus twice our hourly charge after the first four (4) hours of service. We will charge at our rates and charges in effect at the time such service is performed. You agree to provide us with entry and access during normal business hours to the location of the Equipment for purposes of providing service and repair.

7. Interfaces. You agree to provide service for your side of any Software or Hardware interfaces.

     A. Software and Service at No Charge. OmniCell agrees to provide the following initial interface Software and services at no charge to you within the first twelve (12) months from the date of this Master Service Agreement.

     I. ADT Interface: We will provide at no charge, Software which will run on the OmniCell System and will receive Admitting Discharge Transfer ("ADT") messages from your ADT/Patient Management system. These ADT messages will be processed by the OmniCell System to update patient information in the OmniCell database. The format of the ADT interface messages and the communications mechanism will be mutually agreed upon by us, the ADT/Patient Management system vendor, and you. Software installation, software set-up, and up to 20 hours of testing are included as part of our side of the ADT interface We are not responsible for producing and transmitting ADT interface records from the ADT system. We are only responsible for receiving ADT interface records and processing the records on the OmniCell System. We are not

  Omnicell OmniSupplier, OmniCT, OmniCenter, the OmniCell logo, and Sure-Med
        System are registered trademarks of OmniCell Technologies, Inc.

                                      20.

          responsible for development, installation, set-up, or testing of the ADT system side of the ADT interface.

     II. Patient Charge Interface: OmniCell will provide at no charge, Software which will run on the OmniCell System and will produce interface records for each chargeable transaction that occurs on the OmniCell System. These patient charge interface records will be transmitted to the Customer's Patient Accounting system in real-time, or as a daily batch. The format of the Patient Charge interface messages, and the communications mechanism will be mutually agreed upon by us, the Patient Accounting system vendor, and you. Software installation, software set-up, and up to 20 hours of testing are included as part of our side of the Patient Charge interface. We are not responsible for the processing of the Patient Charge interface record which occurs on the Patient Accounting system. We are not responsible for development, installation, set-up, or testing of the Patient Accounting system side of the Patient Charge interface.

     III. Supply Inventory Replenishment Interface: We will provide at no charge, Software which will run on the OmniCell System and will produce interface records indicating the quantities of items that are required to replenish each Omni Supplier. Supply Inventory Replenishment Interface for Sure-Med System will be provided at an additional charge. These Supply Inventor. Replenishment interface records will be transmitted to your Materials Management system in real-time, or in batches. The format of the Supply Inventory Replenishment interface messages, and the communications mechanism will be mutually agreed upon by us, the Materials Management system vendor, and you. Software installation, software set-up, and up to 30 hours of testing are included as part of our side of the Supply Inventory Replenishment interface. We are not responsible for the processing of the Supply Inventory Replenishment interface records which occurs on the Materials Management system. We are not responsible for development, installation, set-up, or testing of the Materials Management system side of the Supply Inventory Replenishment interface.

     B. Chargeable Software and Service. We will charge you for the following Software and services:

     I. Interface Modifications: If you request changes to an interface after initial installation, testing, and your acceptance of that interface, a fee will be charged to you for those modifications. "Modifications" includes, but is not limited to: a) change in record format; b) change in communications mechanism; c) addition of new record types; and, d) addition of new processing functionality.

     II. Additional Interfaces: Any interfaces in addition to the ADT Interface, Patient Charge Interface, and Supply Inventory Replenishment Interface, and including initial interfaces not written within the first twelve (12) months described in Section A above will be charged to you at a rate of $5,000 per interface. The specifications for each interface will be mutually agreed upon by us, the vendor responsible for the other side of the interface, and you.

     III. Replacement of an Existing Interface: If an existing interface between the OmniCell System and one of your Hospital Information System ("HIS") systems must be replaced by a new interface, the implementation of the replacement interface will be charged to you at a rate of $5,000. The specifications for the replacement interface must be collectively agreed upon by us, the vendor responsible for the other side of the interface, and you.

8. Training. You agree to select, and we shall provide training in the management, maintenance and use of the Equipment to, one of your employees who is qualified to act as "System Administrator." The System Administrator is responsible for administering and managing the performance of the Equipment, including maintaining the files and monitoring the performance of the Equipment. The System Administrator shall be responsible for reviewing and evaluating all end-user requests for service and informing us of any problems which the System Administrator cannot resolve. We shall provide training at our Headquarters location for one System Administrator in the system management and use of the Equipment. System

  Omnicell OmniSupplier, OmniCT, OmniCenter, the OmniCell logo, and Sure-Med
        System are registered trademarks of OmniCell Technologies, Inc.

                                       21.

     Administrator Training shall be concluded within ninety (90) days from the initial installation date of the Equipment at your location. We shall also provide reasonable enduser training for each location of Equipment.

9. Subcontracting. We may subcontract any part of our obligations under this Master Service Agreement, provided that any such subcontracting shall not relieve us of our obligations or duties under this Agreement.

10. Limited Warranties. We hereby warrant that, if the Equipment is defective in workmanship or materials, or if the Software we provide is defective during the term of this Agreement, we shall repair or replace, at our option, the defective part, parts, Software or Equipment, and you agree that such repair or replacement shall be your sole remedy and recourse in the event of such defect. THE WARRANTY GRANTED HEREIN DOES NOT COVER ANY PRODUCTS THAT YOU MAY USE, CREATE, OR INSTALL THAT IS NOT PROVIDED BY US. THIS WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, NONINFRINGEMENT, USE AND FITNESS FOR A PARTICULAR PURPOSE. THIS WARRANTY SHALL BE VOID AND OF NO FORCE OR EFFECT IF WE DETERMINE THAT ANY EQUIPMENT OR SOFTWARE DEFECT IS DUE TO YOUR MISUSE OR NEGLECT OR ANY UNAUTHORIZED REPAIRS OR TAMPERING WITH THE EQUIPMENT OR SOFTWARE.

11. Limitation of Liability. OUR TOTAL LIABILITY UNDER THIS AGREEMENT SHALL NOT EXCEED THE AMOUNT PAID BY YOU HEREUNDER. IN NO EVENT SHALL WE BE LIABLE FOR ANY LOST PROFITS, COST OF COVER, OR OTHER SPECIAL, CONSEQUENTIAL, OR INCIDENTAL DAMAGES ARISING OUT OF THIS AGREEMENT, OR YOUR USE OF OR ANY MALFUNCTION OF THE EQUIPMENT OR SOFTWARE, HOWEVER CAUSED AND WHETHER ARISING UNDER CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE, EVEN IF WE HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

12. Default You shall be in material default of this Agreement if: (a) you are in default under the Master Rental Agreement referenced above; (b) you fail to pay any Monthly Service Payment when due and fail to cure such failure to pay within fifteen (15) days after receipt of notice from us; (c) you breach any material provision of this Agreement and such default is not cured within fifteen (15) days after receipt of notice from us. In the event you fail to cure any default within the prescribed period, if any, we shall have the right, in addition to any other rights and remedies which may be available to us at law or in equity, to accelerate all sums due us under this Agreement and/or terminate this Agreement and cease providing Master Service to you. For purposes of this Section, notice shall be deemed given five (5) days after the date of mailing, one day after dispatch by overnight courier service or upon receipt if by hand delivery.

13. California Law, Jurisdiction and Venue. This Agreement shall be construed, governed, interpreted, and enforced in accordance with the laws of the State of California and shall be deemed to be fully and solely executed, performed, and/or observed in the State of California. All actions or proceedings arising under this Agreement shall be brought in the Federal Courts of the Northern District of California or the State Courts located in Santa Clara County, State of California, and the parties hereby consent to and waive any objection to the jurisdiction of such court.

  Omnicell OmniSupplier, OmniCT, OmniCenter, the OmniCell logo, and Sure-Med
        System are registered trademarks of OmniCell Technologies, Inc.

                                      22.

                        Master Service Agreement Plans

                                                        Basic Service Plan
----------------------------------------------------------------------------------------------------------------------------------
Basic Service Plan                                 Disabled System                             Hardware or Software Malfunction
----------------------------------------------------------------------------------------------------------------------------------
Phone Support                                      24 Hours/Day                                24 Hours/Day
                                                   7 Days/Week                                 7 Days/Week
----------------------------------------------------------------------------------------------------------------------------------
Response Time                                      30 Minutes                                  30 Minutes
     Phone:                                        (Monday-Friday 5 AM - 6 PM PST)             (Monday-Friday 5 AM - 6 PM PST)
                                                   2 Hours                                     2 Hours
                                                   (Monday-Friday 6 PM - 5 AM PST &            (Monday-Friday 6 PM -5AM PST &
                                                   Saturday- Sunday)                           Saturday-Sunday)
----------------------------------------------------------------------------------------------------------------------------------
On-Site:                                           24 Hours                                    48 Hours
----------------------------------------------------------------------------------------------------------------------------------
On-Site Availability (if necessary)                24 Hours/Day                                9 AM - 5 PM
                                                   7 Days/Week                                 Monday-Friday
----------------------------------------------------------------------------------------------------------------------------------
Repair/Replacement Parts                           Included                                    Included
----------------------------------------------------------------------------------------------------------------------------------
Remote Software & Interface Diagnostics            Included                                    Included
----------------------------------------------------------------------------------------------------------------------------------
System Administrator Training                      $1,000/Attendee (Travel and e~= not
                                                   included)
----------------------------------------------------------------------------------------------------------------------------------

                                                       Extended Service Plan
----------------------------------------------------------------------------------------------------------------------------------
Extended Service Plan                              Disabled System / Hardware or Software Malfunction
----------------------------------------------------------------------------------------------------------------------------------
Phone Support                                      24 Hours/Day
                                                   7 Days/Week
----------------------------------------------------------------------------------------------------------------------------------
Response Time                                      30 Minutes
     Phone:                                        (Monday-Friday 5 AM - 6 PM PSI)
                                                   2 Hours
                                                   (Monday-Friday 6 PM - 5 AM PST & Saturday-Sunday)
----------------------------------------------------------------------------------------------------------------------------------
On-Site:                                           24 Hours
----------------------------------------------------------------------------------------------------------------------------------
On-Site Availability (if necessary)                24 Hours/Day
                                                   7 Days/Week
----------------------------------------------------------------------------------------------------------------------------------
Repair/Replacement Parts                           Included
----------------------------------------------------------------------------------------------------------------------------------
Remote Software & Interface Diagnostics            Included
----------------------------------------------------------------------------------------------------------------------------------
Interface Support (ADT, Billing & Inventory)       Included
----------------------------------------------------------------------------------------------------------------------------------
Back-up Server                                     Included
----------------------------------------------------------------------------------------------------------------------------------
Annual System Checkup                              Included
----------------------------------------------------------------------------------------------------------------------------------
3 Days System Optimization Consulting              Included
----------------------------------------------------------------------------------------------------------------------------------
System Administrator Training *                    2 attendees at no charge per every 20 frames purchased (Travel and expenses not include)
----------------------------------------------------------------------------------------------------------------------------------

                                                   Additional Fee-Based Services
----------------------------------------------------------------------------------------------------------------------------------
Additional Fee-Based Services                               Minimum Charge 1st four (4) hours  Additional Charge
----------------------------------------------------------------------------------------------------------------------------------
Relocation & All Services associated with Relocation        $  675                             $150/Hour
----------------------------------------------------------------------------------------------------------------------------------
Reconfiguration & Rearrangement of OmniSuppliers            $  675                             $150/Hour
----------------------------------------------------------------------------------------------------------------------------------
Field Installation of Product Modules & Module Conversions  $  675                             $150/Hour
----------------------------------------------------------------------------------------------------------------------------------
Data Management & Data Manipulation of OmniCenter           $  675                             $150/Hour
----------------------------------------------------------------------------------------------------------------------------------
Re-Training                                                 $  675                             $150/Hour
----------------------------------------------------------------------------------------------------------------------------------
System Administrator Functions                              $  675                             $150/Hour
----------------------------------------------------------------------------------------------------------------------------------
Inventory Management Consulting                             $1,250                             $250/Hour
----------------------------------------------------------------------------------------------------------------------------------
Backup Server                                                                                  S 15,000 with  $120/month service
                                                                                               fee
----------------------------------------------------------------------------------------------------------------------------------
Annual System Checkup                                                                          $1,200/OmniSupplier Unit
----------------------------------------------------------------------------------------------------------------------------------
3 Days System Optimization Consulting                                                          $ 6,000
----------------------------------------------------------------------------------------------------------------------------------
OmniCell Full-time System Administrator                     Requires extended service plan     As quoted
----------------------------------------------------------------------------------------------------------------------------------
Interfaces: Modification of existing Interfaces                                                $1,000- - $3,000
New Interface                                                                                  $5,000
New Interface Maintenance                                                                      $50/Month
----------------------------------------------------------------------------------------------------------------------------------

* All customers must identify at least one individual. the System Administrator, who will assume ongoing responsibility for OmniCell equipment Training is completed in a two to three day session at an OmniCell facility

  Omnicell OmniSupplier, OmniCT, OmniCenter, the OmniCell logo, and Sure-Med System are registered trademarks or trademarks of OmniCell Technologies, Inc.

                                      23.

OMNICELL

--------------------------------------------------------------------------------
                   OMNICELL SUPPLEMENT TO SERVICE AGREEMENT
--------------------------------------------------------------------------------

                                           MASTER SERVICE AGREEMENT # __________
                                           SERVICE SUPPLEMENT # ________________
                                                       DATED ___________________

     Dear Customer: In this Supplement to Master Service Agreement (this "Supplement"), we use the words "you" and "Your" to mean the Customer indicated below. The words "we", "us", and "our" refer to OmniCell Technologies, Inc.

----------------------------------------------------------------------------------------------------------
OmniCell Technologies                 Customer                                Customer
Mailing Address                       Billing Address                         Delivery Address
----------------------------------------------------------------------------------------------------------
                                      Customer Legal Name:
OmniCell Technologies, Inc.
1101 East Meadow Drive
Palo Alto, CA 94303
Attn: Accounts Payable
Tel.: 800-850-6664
----------------------------------------------------------------------------------------------------------

1. Service Agreement. We agree to provide service to you on the Equipment listed below. You promise to pay to us the monthly service fee shown for each unit of Equipment for the number of consecutive months shown under the Term below.
2. Terms and conditions. You agree that all of the terms and conditions contained in the Master Service Agreement identified above between you and us will apply to this Supplement, except as stated in Section 3 below.
3. Term and Service Fee. The term and monthly service payment for each unit of Equipment on this Supplement shall be as shown above. You agree to pay the service fee payments on their due dates.

----------------------------------------------------------------------------------------------------------
Equipment
----------------------------------------------------------------------------------------------------------
                                                                  Monthly Service
Catalog               Product               Number of             Payment               Term (Number of
Number                Description           units                 for each unit         Service Payments)
________________      ________________      ________________      ________________      ________________
________________      ________________      ________________      ________________      ________________
________________      ________________      ________________      ________________      ________________
________________      ________________      ________________      ________________      ________________
________________      ________________      ________________      ________________      ________________
Total Payment $___________________
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
OmniCell Service Plan:                 Basic Service Plan                    Extended Service Plan
----------------------------------------------------------------------------------------------------------

By signing this Service agreement, each of us represents that he/she has the authority to bind our respective parties to this Service agreement Accepted:

Accepted:
OMNICELL TECHNOLOGIES, INC.                  CUSTOMER
-----------------------------------          -----------------------------------
Signature                                    Signature
-----------------------------------          -----------------------------------
Print Name:                                  Print Name:
-----------------------------------          -----------------------------------
Title:                                       Title:
--------------------------------------------------------------------------------

  Omnicell OmniSupplier, OmniCT, OmniCenter, the OmniCell logo, and Sure-Med System are registered trademarks or trademarks of OmniCell Technologies, Inc.

                                      24.

                                  EXHIBIT "D"

OMNICELL

1101 E. Meadow Drive
Palo Alto, CA 94303
Tel. 800-850-6664

MASTER ASSIGNMENT LETTER

Re: Master Rental No.__________

Dear Customer,

We are assigning the right to payments under your Master Rental Agreement with us to General Electric Company. This assignment includes all present Rental Supplements between us and any future Rentals Supplements you may enter into (collectively "Rentals"). All payments made on and after this date under the Rentals should be paid to General Electric Company at the address as indicated. Please be advised that General Electric Company is only being assigned the rights to payments under your Rentals and is not undertaking any of our obligations thereunder. We remain solely liable for all obligations as the renter under the Rentals, all warranties as manufacturer and/or supplier, all claims under any service contract or any other matters concerning the Rentals or the equipment. You acknowledge that any claims against us under the Rentals or as vendor or supplier of the equipment or under any service contract shall be made solely against us and not General Electric Company and that General Electric Company shall not be subject to any claims, damages, liabilities, or offsets against any payments due under any Rentals for any reason whatsoever. Payments under all Rentals should be remitted to General Electric Company to the address referenced on the invoices.

Thank you for your attention in this regard. Please acknowledge this assignment by signing and returning a signed copy of this letter to us.

Very truly yours,

OmniCell Technologies, Inc.
1101 E. Meadow Drive
Palo Alto, CA 94303

ACKNOWLEDGED:

By:_____________________________

Title:__________________________

                                      25.

                                  EXHIBIT "E"

                        CUSTOMER CREDIT RATING CATEGORY


Rating              Requirements:
------              ------------
"A"                 Fund balance greater than $30 million
                    Net income greater than $4 million
                    Cash on hand greater than $5 million
                    (An "A" can be moved down to a "B" if the current ratio is less than 1:1 and the debt ratio is greater than 5:1)

"B"                 Fund balance greater than $20 million
                    Net income greater than $2 million
                    Cash on hand greater than $3 million
                    (A "B" can be moved up to an "A" if the current ratio is greater than 3:1 and the debt ratio is less than 1:1 or a "B" can be moved down to a "C"if the current ratio is less than 1:1 and the debt ratio is greater than 5:1)

"C"                 Fund balance greater than $15 million
                    Net income greater than $1 million
                    Cash on hand greater than $2 million
                    (A "C" can be moved up to a "B" if the current ratio is greater than 2:1 and the debt ratio is less than 2:1 or a "C" can be moved down to a "D" if the current ratio is less than 1:1 and the debt ratio is greater than 5:1)

"D"                 Fund balance less than $15 million
                    Net income less than $1 million
                    Cash on hand less than $2 million
                    (A "D" can be moved up to a "C" if the current ratio is greater than 2:1 and the debt ratio is less than 2:1)

                                      26.

                                  EXHIBIT "F"
                                 BILL OF SALE

OmniCell Technologies, Inc. ("Seller") in consideration of:


________________________________________________________________________________

paid by General Electric Company ("Buyer"), receipt of which is acknowledged, hereby grants, sells, transfers and delivers to the Buyer the Master Rental Agreement and Supplement No. To Rental Agreement, along with the OmniCell System or Sure-Med System equipment ("Equipment"), as described below:

Master Rental Agreement Number:_________________________________________________

Master Rental Agreement Date:___________________________________________________

Supplement to Rental Agreement:_________________________________________________

Customer Name:__________________________________________________________________

Buyer shall have all rights and title to the Equipment, but shall have no rights in any related software.

Seller warrants and represents to Buyer that the title to be conveyed is good, its transfer is rightful and the Equipment is, has been, or shall be delivered free from any interest or other lien or encumbrance.

IN WITNESS WHEREOF, Buyer and Seller have executed this Bill Of Sale this day of
___________________.


Seller:                                 Buyer:

OMNICELL TECHNOLOGIES, INC.             GENERAL ELECTRIC COMPANY

By:_____________________________        By:_____________________________

Title:__________________________        Title:__________________________

                                      27.